Exhibit 16.1

Accountants and Business Advisors

November 23, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: PAULSON CAPITAL CORP.

File No. 0-18188

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Paulson Capital Corp. dated November 17, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Suite 800

111 S.W. Columbia

Portland, OR 97201-5864

T  503.222.3562

F  503.295.0148

W www.grantthornton.com

Grant Thornton LLP

US Member of Grant Thornton International